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                                                                    Exhibit 99.1

(IASIS HEALTHCARE(R) LOGO)

INVESTOR CONTACT:                                      NEWS MEDIA CONTACT:
David R. White                                         Tomi Galin
Chairman and Chief Executive Officer                   Vice-President, Marketing
   or                                                     & Communications
W. Carl Whitmer                                        (615) 467-1255
Chief Financial Officer
(615) 844-2747

                   IASIS HEALTHCARE(R) LLC ANNOUNCES AGREEMENT
                     TO ACQUIRE NORTHEAST LOUISIANA HOSPITAL

FRANKLIN, Tennessee (July 21, 2006) -- IASIS Healthcare(R) LLC ("IASIS" or the "Company") today announced the signing of a definitive agreement to acquire Glenwood Regional Medical Center in West Monroe, Louisiana. The 242-bed hospital will be acquired from the Hospital Service District for approximately $82.5 million, subject to net working capital and other purchase price adjustments. Additionally, IASIS will invest $30 million in capital into the Glenwood campus over the next four years.

     IASIS expects the acquisition of Glenwood Regional Medical Center, which generates annual net revenue of approximately $112 million, to close during the fourth calendar quarter of 2006, subject to final approval of the Louisiana state Attorney General, as well as other closing conditions customary for a transaction of this type. In addition, the definitive agreement will be presented in a referendum to voters in Ward 5 in Ouachita Parish on September 30, 2006.

     Glenwood Regional Medical Center is a fully accredited, full-service acute care community hospital that serves the West Monroe area in Northeast Louisiana. A nationally recognized leader in heart surgery, Glenwood's cardiac program is ranked in the Top 10 percent in the country by HealthGrades. HealthGrades also ranks the hospital in the Top 5 percent of all hospitals across the country for clinical outcomes.

     David White, chairman and chief executive officer of IASIS Healthcare, said, "Glenwood Regional Medical Center has established an excellent and well-deserved reputation for providing high-quality health services and friendly, compassionate care to residents of the West Monroe area. We are delighted with the opportunity to partner with Glenwood's medical staff and employees to continue to fulfill the hospital's mission, and we look forward to becoming a part of this community. We are also pleased to broaden the geographic reach of our Company into a new market and to add another outstanding facility to the IASIS family of hospitals."

     IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 14 acute care hospitals and one behavioral health hospital with a total of 2,199 beds in service and has total annual net revenue of approximately $1.5 billion. These hospitals are located in five regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; three cities in Texas, including San Antonio; and Las Vegas, NV. IASIS is currently constructing Mountain Vista Medical Center, a new 172-bed hospital located in Mesa, Arizona. IASIS also owns and operates a Medicaid managed health plan in Phoenix that serves over 112,000 members. In addition, the Company has ownership interests in three ambulatory surgery centers. For more information on IASIS, please visit the Company's website at www.iasishealthcare.com.

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IASIS Healthcare(R) LLC Announces Agreement
   to Acquire Northeast Louisiana Hospital
Page 2
July 21, 2006


     Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, the discussions of our operating and growth strategy (including possible acquisitions and dispositions), financing needs, projections of revenue, income or loss, capital expenditures and future operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation that may significantly reduce government healthcare spending and our revenue, our hospitals' competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in bad debts resulting from increased self-pay volume and revenue, our ability to recruit and retain quality physicians, our hospitals' competition for staffing which may increase our labor costs and reduce profitability, our failure to consistently enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that would adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the outcome of (and expenses incurred in connection with) an ongoing OIG investigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows, the impact of certain factors, including severe weather conditions and natural disasters, on our revenue and volume trends at our hospitals, the recent hurricane activity in the regions in which we operate that may result in increased property insurance premiums and deductibles, continuing uncertainty relating to insurance claims made by us, and the total remediation costs, for the Medical Center of Southeast Texas stemming from Hurricane Rita, our ability to control costs at Health Choice, the possibility of Health Choice's contract with the Arizona Health Care Cost Containment System being discontinued or experiencing materially reduced reimbursements, the possibility that Health Choice's contract with the Centers for Medicare & Medicaid Services to become a Medicare Advantage Prescription Drug Special Needs Plan may result in reduced profitability, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, difficulties with construction of our new hospital that may require unanticipated capital expenditures, the significant capital expenditures that would be involved in the construction of other new hospitals that could have an adverse effect on our liquidity, the rising costs for construction materials and labor that could have an adverse impact on the return on investment relating to our new hospital and other expansion projects, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, state efforts to regulate the sale of not-for-profit hospitals could impair our ability to acquire hospitals, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash change to earnings and those risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

     Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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